UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2010

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-6461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851-1168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 840-6300

3135 Easton Turnpike, Fairfield, Connecticut 06828
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 8.01 Other Events.

On February 17, 2010, General Electric Capital Corporation (the “Company”), an indirect subsidiary of General Electric Company, issued two press releases relating to the exchange offers involving certain of its outstanding subordinated debt securities.  Among other things, the press releases announce that the early participation payment applicable to the Company’s outstanding 6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067 has been extended to all holders of such Debentures who validly tender on or prior to the expiration date and who do not withdraw such tenders in accordance with the exchange offer.  A copy of the Company’s press releases is attached hereto as Exhibits 99.1 and 99.2 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this report:

99.1	Press release, dated: February 17, 2010, issued by General Electric Capital Corporation

99.2	Press release, dated: February 17, 2010, issued by General Electric Capital Corporation

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: February 17, 2010	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

(3)